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                                                                    Exhibit 5(h)

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
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The Travelers Insurance Company                                                      Group Deferred Variable Annuity Application
One Cityplace . Hartford, CT 06103-3415                                                                               (New York)

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Certificate Owner/Annuitant Information
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Name                                                                   SS#

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Street Address                                                         Sex [ ] Male     Date of Birth

                                                                           [ ] Female
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City, State, Zip                                                       U.S. Citizen [ ]  Y  [ ] N

                                                                       If no, please indicate country of citizenship
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Beneficiary Information
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   Full Name (First, M.I., Last)                                      SSN/TIN             Relationship to Owner     % to Receive
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                                                Primary

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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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Maturity Date: ____/____/_____ (Will be set to age 90 unless otherwise specified)
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Type of Plan (Please check only one)
[ ] IRA Rollover     [ ] Pension/Profit Sharing
[ ] TSA ERISA        [ ] 457 Def Comp Plan
[ ] TSA              [ ] Other_____________
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes  [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________  Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or
any other company?                                                     [ ] Yes  [ ] No

If yes, provide the information below.

Insurance Company Name: _____________________________  Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               1 of 3; Rev. 7/05
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Allocation Schedule (total must equal 100%)
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Name                                                 Code  Pct    Name                                                Code  Pct
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
AIM Capital Appreciation Portfolio                    KC      %   Oppenheimer Main Street Fund/VA - Service Shares     H2      %
American Funds Global Growth Fund - Class 2 Shares    IL      %   PIMCO Total Return Portfolio                         PM      %
American Funds Growth Fund - Class 2 Shares           IG      %   Pioneer Fund Portfolio                               UP      %
American Funds Growth-Income Fund - Class 2 Shares    II      %   Pioneer Strategic Income Portfolio                   HP      %
Capital Appreciation Fund (Janus)                     US      %   Putnam VT Small Cap Value Fund - Class IB Shares     OP      %
Citistreet Diversified Bond Fund - Class I            OB      %   Salomon Brothers Variable All Cap Fund - Class I     AD      %
Citistreet International Stock Fund - Class I         OI      %   Salomon Brothers Variable Investors Fund - Class I   C2      %
Citistreet Large Company Stock Fund - Class I         OC      %   SB Adjustable Rate Income Portfolio                  BI      %
Citistreet Small Company Stock Fund - Class I         OE      %   Smith Barney Aggressive Growth Portfolio             SG      %
Delaware VIP REIT Series                              AQ      %   Smith Barney Appreciation Portfolio                  1N      %
Delaware VIP Small Cap Value Series                   AP      %   Smith Barney High Income Portfolio                   HH      %
Dreyfus VIF Appreciation Portfolio                    DP      %   Smith Barney Large Cap Growth Portfolio              AB      %
Dreyfus VIF Developing Leaders Portfolio              DS      %   Smith Barney Small Cap Growth Opportunities          C9      %
                                                                  Portfolio
Equity Income Portfolio (Fidelity)                    4F      %   Social Awareness Stock Portfolio (Smith Barney)      SA      %
Equity Index Portfolio - Class II                     GF      %   Strategic Equity Portfolio (Fidelity)                HA      %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2   FT      %   Templeton Developing Markets Securities Fund -       VQ      %
                                                                  Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2      D1      %   Templeton Foreign Securities Fund - Class 2          VG      %
Franklin Mutual Shares Securities Fund - Class 2      R2      %   Templeton Growth Securities Fund - Class 2           Q2      %
Janus Aspen Mid Cap Growth Portfolio - Service        JA      %   Travelers Convertible Securities Portfolio           AF      %
Shares
Large Cap Portfolio (Fidelity)                        4G      %   Travelers Disciplined Mid Cap Stock Portfolio        1M      %
Lazard Retirement Small Cap Portfolio                 RS      %   Travelers High Yield Bond Trust                      UB      %
Lord Abbett Growth & Income Portfolio                 FK      %   Travelers Managed Assets Trust                       UA      %
Lord Abbett Mid Cap Value Portfolio                   FL      %   Travelers Money Market Portfolio                     1K      %
Mercury Large Cap Core Portfolio                      DR      %   Travelers Quality Bond Portfolio                     4W      %
MFS Mid Cap Growth Portfolio                          DQ      %   Travelers U.S. Government Securities Portfolio       GV      %
MFS Total Return Portfolio                            HT      %   Van Kampen LIT Comstock Portfolio - Cl II Shares     NJ      %
MFS Value Portfolio                                   BD      %   Fixed Account                                                %
Mondrian International Stock Portfolio                4C      %                                                                %
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                                                                                                              TOTAL         100%
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Please check the following if choosing the Optional Death Benefit and Credit Endorsement:
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[ ] Yes, I elect the Optional Death Benefit and Credit Endorsement (if not, you will receive the Standard Death Benefit)
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Dollar Cost Averaging/Systematic Withdrawal Programs  (If checked, please attach completed form)
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Dollar Cost Averaging [ ] Y  [ ] N                     Systematic Withdrawal [ ] Y  [ ] N
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Special Requests


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                                                      PLEASE READ AND SIGN PAGE 3

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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               2 of 3; Rev. 7/05
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
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Disclosures and Acknowledgment
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I/We understand the certificate will take effect when the first premium is received, and the data collection form is approved in the Home Office of the Company. All payments and values provided by the certificate applied for, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount. No agent is authorized to make changes to the certificate or data collection form. I understand that the Company may amend this certificate to comply with changes in the Internal Revenue Code and related regulations.

[ ] I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Certificate Owner's Signature         City, State Where Signed   (REQUIRED)    Date

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Representative Use Only
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Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)             Date

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Representative's Signature                       SS#

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Phone #                       Fax #              License #

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Broker/Dealer

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For Citistreet Use Only (Circle one)             Select One: [ ] A  [ ] B  [ ] C

C / E / G / H
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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               3 of 3; Rev. 7/05
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